Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-148781) pertaining to the stock options assumed upon consummation of GoAmerica Inc.’s acquisition of Hands On Video Relay Services, Inc. and pertaining to the GoAmerica, Inc. 2005 Equity Compensation Plan,

(2)	Registration Statement (Form S-8 No. 333-134195) pertaining to the GoAmerica, Inc. 2005 Equity Compensation Plan,

(3)	Registration Statement (Form S-8 No. 333-90088) and related Prospectus pertaining to the GoAmerica, Inc. 1999 Stock Plan, and

(4)	Registration Statement (Form S-8 No. 333-47736) and related Prospectus pertaining to the GoAmerica Communications Corp. 1999 Stock Option Plan, GoAmerica Inc. 1999 Stock Plan and GoAmerica, Inc. Employee Stock Purchase Plan;

of our report dated June 11, 2007, with respect to the 2006 special-purpose carve-out financial statements of Verizon Business Global LLC’s Mass Markets — TeleRelay Service, included in GoAmerica, Inc.’s Schedule 14A Definitive Proxy Statement filed with the Securities and Exchange Commission on November 9, 2007.

/s/ Ernst & Young LLP
New York, NY
March 7, 2008